Exhibit 10.4

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) has been executed by the purchaser set forth on the signature page hereof (the “Purchaser”) in connection with the private placement offering (the “Offering”) by Valeritas Holdings, Inc. (f/k/a Cleaner Yoga Mat, Inc.), a Delaware corporation (the “Company”), of a minimum of $25,000,000 (the “Minimum Offering”) and a maximum of $40,000,000 (the “Maximum Offering”) of shares (the “Shares”) of the Company’s common stock, par value $[0.001] per share (“Common Stock”), issued, at a purchase price of $5.00 per Share (the “Purchase Price”), plus up to an additional $10,000,000 of Shares at the Purchase Price to cover over-subscriptions (the “Over-Subscription Option”). This subscription is being submitted to you in accordance with and subject to the terms and conditions described in this Agreement, the Confidential and Non-Binding Summary Term Sheet of the Company dated April 18, 2016, relating to the Offering (as the same may be amended or supplemented, the “Term Sheet”), and any other Disclosure Materials (as defined below). The minimum subscription is $50,000 (10,000 Shares). The Company may accept subscriptions for less than $50,000 in its sole discretion.

The Shares being subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made on a reasonable best efforts basis to “accredited investors,” as defined in Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

The Shares are being offered and sold in connection with a reverse triangular merger (the “Merger”) between a wholly-owned subsidiary of the Company and Valeritas, Inc., a Delaware corporation (“Valeritas”), and certain other transactions, on the terms and conditions described in the Term Sheet, pursuant to which Valeritas will become a wholly-owned subsidiary of the Company, and all of the outstanding capital stock of Valeritas will be cancelled in exchange for shares of the Company’s Common Stock (“Merger Shares”), and the outstanding Valeritas stock options and warrants will be assumed and converted into the right to receive Common Stock of the Company at the same ratio at which shares of outstanding Valeritas capital stock are exchanged, as further described in the Term Sheet.

Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agrees to provide certain registration rights with respect to the Shares, the shares of Common Stock underlying the Placement Agent Warrants (as such term is defined below) (the “Underlying Shares”), shares of Common Stock held by certain pre-Merger stockholders and Merger Shares, under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

Each closing of the Offering (a “Closing,” and the date on which such Closing occurs hereinafter referred to as the “Closing Date”) shall take place at the offices of CKR Law LLP, at 1330 Avenue of the Americas, New York, New York 10019 (or such other place as is mutually agreed to by the Company and the Placement Agents (as defined below)). The closing of the Merger and at least the Minimum Offering is anticipated on or before April 29, 2016 (the “Initial Closing Date”). If the Initial Closing Date occurs on or before April 29, 2016, stockholders of Valeritas prior to the Merger (the “Pre-Merger Stockholders”) shall purchase a minimum aggregate amount of $20,000,000 of the Offering. If the Initial Closing Date occurs after April 29, 2016, the Pre-Merger Stockholders shall purchase a minimum aggregate amount of $15,000,000 of the Offering; provided, however, that the Pre-Merger Stockholders shall purchase a sufficient amount of the Over-Subscription Option so that the Pre-Merger Stockholders shall have purchased a minimum aggregate amount of $20,000,000 of the Maximum Offering, if applicable.

Any subsequent closing in connection with the Offering will occur, in the Company’s sole discretion, and without notice to any Purchaser, past, current or prospective, within thirty (30) days of the Initial Closing Date, including the closing of the Over-Subscription Option, if exercised in whole or in part (each, a “Subsequent Closing”).

The Initial Closing will not occur unless:

a.	funds deposited in escrow as described in Section 2b below equal at least the Minimum Offering, and corresponding documentation with respect to such amounts has been delivered by Purchasers as described in Section 2a below;

b.	the Merger and the related split-off transaction shall have been effected or is simultaneously effected;

c.	Valeritas’ debt conversion and restructuring as described in Schedule 4c shall have been completed; and

d.	the other conditions set forth in Sections 7 and 8 shall have been satisfied.

The Term Sheet and any supplement or amendment thereto, and any disclosure schedule or other information document, delivered to the Purchaser prior to Purchaser’s execution of this Agreement, and any such document delivered to the Purchaser after Purchaser’s execution of this Agreement and prior to the Closing of the Purchaser’s subscription hereunder (including, without limitation, a substantially complete draft of the Current Report on Form 8-K describing the Merger, the Offering and the related transactions, including “Form 10 information” (as defined in Rule 144(i)(3) under the Securities Act), to be filed by the Company with the SEC within four (4) Business Days after the closing of the Merger and the Initial Closing of the Offering (the “Super 8-K”), are collectively referred to as the “Disclosure Materials.” For purposes of this Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

1.	Subscription. The undersigned Purchaser hereby subscribes to purchase the number of Shares set forth on the Omnibus Signature Page attached hereto, for the aggregate Purchase Price as set forth on such Omnibus Signature Page, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.

2.	Subscription Procedure. To complete a subscription for the Shares, the Purchaser must fully comply with the subscription procedure provided in paragraphs a. through c. of this Section on or before the Closing Date.

a.	Subscription Documents. On or before the Closing Date, the Purchaser shall review, complete and execute the Omnibus Signature Page to this Agreement and the Registration Rights Agreement, Investor Profile, Anti-Money Laundering Form and Investor Certification, attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), and deliver the Subscription Documents to CKR Law LLP (“CKR”), at the address set forth under the caption “How to subscribe for Shares in the private offering of Valeritas Holdings, Inc.” attached hereto as Annex A. Executed documents may be delivered to CKR by facsimile or .pdf sent by electronic mail (e-mail), if the Purchaser delivers the original copies of the documents to CKR as soon as practicable thereafter.

b.	Purchase Price. Simultaneously with the delivery of the Subscription Documents to CKR as provided herein, and in any event on or prior to the Closing Date, the Purchaser shall deliver to Delaware Trust Company, in its capacity as escrow agent (the “Escrow Agent”), the full Purchase Price by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Shares in the private offering of Valeritas Holdings, Inc.” attached hereto as Annex A. Such funds will be held for the Purchaser’s benefit in the escrow account established for the Offering (the “Escrow Account”) and will be returned promptly, without interest or offset, if this Agreement is not accepted by the Company or the Offering is terminated pursuant to its terms by the Company prior to the Closing.

c.	Company Discretion. The Purchaser understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Shares, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Agreement. If this subscription is rejected in whole, or the Offering is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Agreement will continue in full force and effect to the extent this subscription was accepted.

3.	Placement Agents.

a.	Wedbush Securities, Inc. (“Wedbush”), Roth Capital Partners, LLC (“Roth”) and Katalyst Securities LLC (“Katalyst”), each a broker-dealer licensed with the Financial Industry Regulatory Authority, Inc. (“FINRA”), have been engaged on a co-exclusive basis as placement agents (the “Placement Agents”), with Wedbush acting as the lead Placement Agent, for the Offering on a reasonable best efforts basis. The Placement Agents will be paid at each Closing an aggregate cash commission of eight percent (8%) of gross proceeds raised from investors in the Offering introduced by them (“Cash Fee”) and will receive warrants to purchase an aggregate number of shares of Common Stock equal to eight percent (8%) of the number of Shares sold to the investors in the Offering introduced by the Placement Agents, with a term of five (5) years from the Initial Closing Date or any Subsequent Closing, as applicable, and an exercise price of $5.00 per share (the “Placement Agent Warrants”); provided, however, that funds raised from certain existing shareholders of Valeritas will be subject to a Cash Fee of one percent (1%) and will have no Placement Agent Warrants coverage.

b.	The Placement Agent Warrants will have “weighted average” anti-dilution protection, subject to customary exceptions. Any sub-agent of a Placement Agent that introduces investors to the Offering will be entitled to share in the Cash Fees and/or Placement Agent Warrants attributable to those investors, pursuant to the terms of an executed sub-agent agreement.

c.	The Company will pay certain expenses of the Placement Agents in connection with the Offering.

4.	Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule delivered to the Purchasers concurrently with the execution of this Agreement, the Company hereby represents and warrants to the Purchaser, as of the Initial Closing Date and after giving effect to the Merger (unless otherwise specified) and as of each Subsequent Closing, the following:

a.	Organization and Qualification. The Company and each of its subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, conditions (financial or otherwise), results of operations or future prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each subsidiary of the Company is identified on Schedule 4a attached hereto.

b.	Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement and each of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby or thereby (the “Transaction Documents”) and to issue the Shares, in accordance with the terms hereof and thereof; (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company, its respective Board of Directors or its stockholders; (iii) each of the Transaction Documents will be duly executed and delivered by the Company; and (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

c.

Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. Immediately before giving effect to the Merger and the initial Closing of the Offering, the Company has 1,000,000 shares of Common Stock and no preferred stock issued and outstanding. All of the outstanding shares of Common Stock and of the stock of each of the Company’s subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable. Immediately after giving effect to the Merger and the Closing of the Minimum Offering or the Maximum Offering plus the Over-Subscription Option, the pro forma outstanding capitalization of the Company will be as set forth under “Pro Forma Capitalization” in Schedule 4c. After giving effect to the Merger: (i) no shares of capital stock of the Company or any of its subsidiaries will be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) except as set forth on Schedule 4c(ii) there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries; (iii) there will be no outstanding debt securities other than indebtedness as set forth in Schedule 4c(iii); (iv) other than pursuant to the Registration Rights Agreement or as set forth in Schedule 4c(iv), there will be no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there will be no outstanding registration statements, and there will be no outstanding comment letters from the SEC or any other regulatory agency; (vi) except as provided in this Agreement or as set forth in Schedule 4c(vi), there will be no securities or instruments containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Shares as described in this Agreement; and (vii) no co-sale right, right of first refusal or other similar right will exist with respect to the Shares or the issuance and sale thereof. Upon request, the Company will make available to the Purchaser true and correct copies of the Company’s Certificate of Incorporation, as in effect as of the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect as of the date hereof (the “By-laws”), and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to officers, directors, employees and consultants.

d.	Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, and are free and clear from all taxes, liens and charges with respect to the issue thereof. The Underlying Shares have been duly authorized and reserved for issuance and, upon exercise of the Placement Agent Warrants in accordance with their terms, including payment of the exercise price therefor, will be validly issued, fully paid and nonassessable, and are free and clear from all taxes, liens and charges with respect to the issue thereof.

e.

No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the By-laws (or equivalent constitutive document) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected. Neither the Company nor any of its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, By-laws or any other constitutive documents. Except for those violations or defaults which would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except for any violation which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. Except as set forth on Schedule 4e, neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their assets is subject. All consents, authorizations, orders, filings and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Closing. The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

f.	Absence of Litigation. Except as set forth on Schedule 4f, there is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (an “Action”) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries. For the purpose of this Agreement, the knowledge of the Company means the knowledge of the officers of the Company and Valeritas (both actual or knowledge that they would have had upon reasonable investigation).

g.	Acknowledgment Regarding Purchaser’s Purchase of the Shares. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares.

h.	No General Solicitation. Neither the Company, nor any of its Affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. For purposes of this Agreement, “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”).

i.	No Integrated Offering. Neither the Company, nor any of its Affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

j.	Employee Relations. Neither Company nor any subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither Company nor any subsidiary is party to any collective bargaining agreement. The Company’s and/or its subsidiaries’ employees are not members of any union, and the Company believes that its and its subsidiaries’ relationship with their respective employees is good.

k.

Intellectual Property Rights. Except as set forth on Schedule 4k, the Company and each of its subsidiaries owns, possesses, or has rights to, all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted, except as such failure to own, possess or have such rights would not reasonably be expected to result in a Material Adverse Effect and (ii) there are no unreleased liens or security interests which have been filed, or which the Company has received notice of, against any of the patents owned or licenses to the Company. Furthermore, (A) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the Company’s knowledge, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and, to the Company’s knowledge, there are no facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its subsidiaries has received any notice of such claim and, to the Company’s knowledge, there are no other facts which would form a reasonable basis for any such claim, except for any action, suit, proceeding or claim as would not be reasonably expected to have a Material Adverse Effect; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, (A) the Company and its subsidiaries have disclosed to the U.S. Patent and Trademark Office (USPTO) all information known to the Company to be relevant to the patentability of its inventions in accordance with 37 C.F.R. Section 1.56, and (B) neither the Company nor any of its subsidiaries made any misrepresentation or concealed any information from the USPTO in any of the patents or patent applications owned or licensed to the Company, or in connection with the prosecution thereof, in violation of 37 C.F.R. Section 1.56. Except as would not reasonably be expected to have a Material Adverse Effect and to the Company’s knowledge, (A) there are no facts that are reasonably likely to provide a basis for a finding that the Company or any of its subsidiaries does not have clear title or valid license or sublicense rights to the patents or patent applications owned or licensed to the Company or other proprietary information rights as being owned by, or licensed or sublicensed to, as the case may be, the Company or any of its subsidiaries, (B) no valid issued U.S. patent is or would be infringed by the activities of the Company or any of its subsidiaries relating to products currently or proposed to be manufactured, used or sold by the Company or any of its subsidiaries and (C) there are no facts with respect to any issued patent owned or licensed to the Company that would cause any claim of any such patent not to be valid and enforceable in accordance with applicable regulations. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology and know-how.

l.	Environmental Laws.

(i)	The Company and each subsidiary has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii)	To the knowledge of the Company, there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any subsidiary.

(iii)	The Company and its subsidiaries (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses except to the extent that the failure to have such permits, licenses or other approvals would not have a Material Adverse Effect, and (ii) are in compliance, in all material respects, with all terms and conditions of any such permit, license or approval.

m.	Authorizations; Regulatory Compliance. The Company and each of its subsidiaries holds, and is operating in compliance with, all authorizations, licenses, permits, approvals,

clearances, registrations, exemptions, consents, certificates and orders of any governmental authority and supplements and amendments thereto (collectively, “Authorizations”) required for the conduct of its business and all such Authorizations are valid and in full force and effect and neither the Company nor any of its subsidiaries is in material violation of any terms of any such Authorizations, except, in each case, such as would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Authorization, or has reason to believe that any such Authorization will not be renewed in the ordinary course, except to the extent that any such revocation, modification, or non-renewal would not be reasonably expected to have a Material Adverse Effect. The Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any unresolved FDA Form 483, notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (“FDA”), or any other federal, state, local, or foreign governmental or regulatory authority, alleging or asserting noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.). The Company and each of its subsidiaries, and to the Company’s knowledge, each of their respective directors, officers, employees and agents, is and has been in material compliance with applicable health care laws, including, to the extent applicable, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, including without limitation the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), and the regulations promulgated pursuant to such laws, and comparable state laws (collectively, “Health Care Laws”). Neither the Company nor any of its subsidiaries has received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding. Neither the Company nor any of its subsidiaries has received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action. The Company and each of its subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any Health Care Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries has, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action. Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority. Neither the Company, its subsidiaries nor their officers, directors, employees, agents or contractors has been or is currently excluded from participation in the Medicare and Medicaid programs or any other state or federal health care program.

n.	Title. Neither the Company nor any of its subsidiaries owns any real property. Except as set forth on Schedule 4n, each of the Company and its subsidiaries has good and marketable title to all of its personal property and assets, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. Except as set forth on Schedule 4n, with respect to properties and assets it leases, each of the Company and its subsidiaries is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

o.	No Material Restrictions, Breaches, etc. Neither Company nor any subsidiary is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has had, or is reasonably expected in the future to have, a Material Adverse Effect. Neither Company nor any subsidiary is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has had, or is reasonably expected to have a Material Adverse Effect.

p.	Tax Status. The Company and each subsidiary has made and filed (taking into account any valid extensions) all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due from the Company or any subsidiary by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

q.	Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any subsidiary makes payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any subsidiary is a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

r.	Rights of First Refusal. Except as set forth on Schedule 4c(i) or Schedule 4r, the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

s.	Insurance. The Company has insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

t.	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 15(d) thereof (or that it would have been required to file by Section 15(d) of the Exchange Act if its duty to file thereunder had not been automatically suspended) (collectively, together with the Super 8-K, the “SEC Reports”) for the two (2) years preceding the date hereof (or such shorter period since the Company was first required by law or regulation to file such material). To the Company’s knowledge, the draft Super 8-K furnished to each Purchaser prior to the Initial Closing will not materially deviate from the Super 8-K.

u.	Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The pro forma financial information and the related notes, if any, included in the SEC Reports have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the regulations promulgated thereunder and fairly present in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

v.

Material Changes. Since the respective date of the latest balance sheet of the Company and the latest balance sheet of Valeritas included in the financial statements contained within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company or Valeritas, (ii) neither the Company nor Valeritas has incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the financial statements of the Company or of Valeritas, as applicable, pursuant to GAAP or to be disclosed in filings made with the SEC, (iii) neither the Company nor Valeritas has materially altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) neither the Company nor Valeritas has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) neither the Company nor Valeritas has issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course pursuant to existing Company or Valeritas stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Reports and Common Stock issued pursuant to the Merger, (vi) there has not been any change or amendment to, or any waiver of any material right under, any material contract under which the Company, Valeritas or any of their assets are bound or subject, and (vii) except for the issuance of the Shares and Placement Agent Warrants contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company, Valeritas or each of their businesses, properties, operations or financial condition, as applicable, that would be required to be disclosed by the Company or Valeritas under applicable securities laws at the time this representation is made that has not been publicly disclosed in the SEC Reports.

w.	Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company, is a party to any transaction with the Company or to a transaction contemplated by the Company (other than for services as employees, officers and directors) that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, except as contemplated by the Transaction Documents or set forth in the SEC Reports.

x.	Sarbanes-Oxley. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it.

y.	Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.

z.	Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Reports (including, for purposes hereof, any that are required to be disclosed in a Form 10) and is not so disclosed or that otherwise would have a Material Adverse Effect.

aa.	Foreign Corrupt Practices. Neither the Company and its subsidiaries, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company and its subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

bb.	Brokers’ Fees. Neither of the Company nor any of its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees to the Placement Agents as described in Section 3 above.

cc.	Disclosure Materials. The SEC Reports and the Disclosure Materials taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

dd.	Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

ee.	Reliance. The Company acknowledges that the Purchaser is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Purchaser purchasing the Shares. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Purchasers would not enter into this Agreement.

5.	Representations, Warranties and Agreements of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company the following:

a.	The Purchaser has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Shares and the tax consequences of the investment.

b.	The Purchaser is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands and acknowledges that the Offering and sale of the Shares have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares. The Purchaser understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered at the time of their acquisition by the Purchaser, and may never be registered, under the Securities Act nor under the state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

c.	The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act, for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by Purchaser, and Purchaser shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Purchaser resides in the jurisdiction set forth on the Purchaser’s Omnibus Signature Page affixed hereto.

d.

The Purchaser (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Shares, such entity is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

e.	The Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such securities. The Purchaser further acknowledges and understands that the Company is relying on the representations and warranties made by the Purchaser hereunder and that such representations and warranties are a material inducement to the Company to sell the Shares to the Purchaser. The Purchaser further acknowledges that without such representations and warranties of the Purchaser made hereunder, the Company would not enter into this Agreement with the Purchaser.

f.	The Purchaser understands that no public market exists for the Company’s Common Stock and that there can be no assurance that any public market for the Common Stock will exist or continue to exist.

g.

The Purchaser has received and reviewed information about the Company, including all Disclosure Materials, and has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. The Purchaser understands that such discussions, as well as any Disclosure Materials provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, the Purchaser understands and represents that it is purchasing the Shares notwithstanding the fact that the Company may disclose in the future certain material information the Purchaser has not received, including (without limitation) financial statements of the Company and/or Valeritas for the current or prior fiscal periods, and any subsequent period financial statements that will be filed with the SEC, that it is not relying on any such information in connection with its purchase of the Shares and that it waives any right of action with respect to the nondisclosure to it prior to its purchase of the Shares of any such information. Each Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

h.	The Purchaser acknowledges that none of the Company or the Placement Agents is acting as a financial advisor or fiduciary of the Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and no investment advice has been given by the Company, the Placement Agents or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Purchaser further represents to the Company that the Purchaser’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Purchaser and its representatives.

i.	As of the Closing, all actions on the part of Purchaser, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Purchaser hereunder and thereunder shall have been taken, and this Agreement and the Registration Rights Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

j.

Purchaser represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in it, nor any person on whose behalf the Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Purchaser”). The Purchaser agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Purchaser consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about the Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. If the Purchaser is a financial institution that is subject to the USA Patriot Act, the Purchaser represents that it has met all of its obligations under the USA Patriot Act. The Purchaser acknowledges that if, following its investment in the Company, the Company reasonably believes that the Purchaser is a Prohibited Purchaser or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer the Shares. The Purchaser further acknowledges that the Purchaser will have no claim against the Company or any of its Affiliates or agents for any form of damages as a result of any of the foregoing actions.

If the Purchaser is an Affiliate of a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (i) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (ii) the Foreign Bank maintains operating records related to its banking activities; (iii) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (iv) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated Affiliate.

k.	The Purchaser or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company.

l.	The Purchaser has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Shares and could afford complete loss of such investment.

m.	The Purchaser is not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

n.	The Purchaser acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Shares or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

o.

Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any individual or entity acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other individual or entity representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other individuals or entities party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

p.	The Purchaser agrees to be bound by all of the terms and conditions of the Registration Rights Agreement and to perform all obligations thereby imposed upon it.

q.	The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Shares and other activities with respect to the Shares by the Purchasers.

r.	All of the information that the Purchaser has heretofore furnished or which is set forth herein is true, correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to the admission of the undersigned to the Company, the Purchaser will promptly furnish revised or corrected information to the Company.

s.	(For ERISA plans only) The fiduciary of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its Affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its Affiliates.

6.	Transfer Restrictions. The Purchaser acknowledges and agrees as follows:

a.	The Shares have not been registered for sale under the Securities Act, in reliance on the private offering exemption in Section 4(a)(2) thereof; other than as expressly provided in the Registration Rights Agreement, the Company does not currently intend to register the Shares under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Shares.

b.	The Purchaser understands that there are substantial restrictions on the transferability of the Shares that the certificates representing the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

“SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS..

In addition, if any Purchaser is an Affiliate of the Company, certificates evidencing the Shares issued to such Purchaser shall bear a customary “Affiliates” legend.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if (a) such Shares are sold pursuant to a registration statement under the Securities Act, or (b) such holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that a disposition of the Shares is being made pursuant to an exemption from such registration and that the Shares, after such transfer, shall no longer be “restricted securities” within the meaning of Rule 144.

c.

Subject to the Company’s right to request an opinion of counsel as set forth in Section 6b, the legend set forth in Section 6b above shall be removable and the Company shall issue or cause to be issued a book entry position or a certificate without such legend or any other legend to the holder of the applicable Shares upon which it is stamped or issue or cause to be issued to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”) as provided in this Section 6c, if (i) such Shares and Underlying Shares are registered for resale under the Securities Act and the Purchaser is selling pursuant to the effective registration statement the Shares for resale (the Purchaser hereby agrees to only sell such Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Shares are sold or transferred in compliance with Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Shares are eligible for sale without the requirement for the Company to be in compliance with the current public information requirements of Rule 144 as to such securities and without volume or manner-of-sale restrictions if applicable to the Company at the time of such sale or transfer, and the holder and its broker have delivered customary documents reasonably requested by the Company’s transfer agent and/or Company counsel in connection with such sale or transfer. All costs and expenses related to the removal of the legends and the reissuance of any Shares or Underlying Shares, including but not limited to costs and expenses with respect to the transfer agent, Company counsel or otherwise, shall be borne by the Company. Following the date on which the Registration Statement (as defined in the Registration Rights Agreement) is first declared effective by the SEC, or at such other time as a legend is no longer required for certain Shares, the Company will no later than three (3) Trading Days (as defined below) following the delivery by a Purchaser to the Company or the transfer agent (with concurrent notice and delivery of copies to the Company) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, and together with such other customary documents as the transfer agent and/or Company counsel shall reasonably request), deliver or cause to be delivered to the transferee of such Purchaser or such Purchaser, as applicable, a book entry position or a certificate representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 6. Certificates for Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the Purchasers, as applicable, by crediting the account of the transferee’s Purchaser’s prime broker with DTC. “Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its principal trading market (unless the principal trading market is the OTC Bulletin Board or the OTC Pink tier of the OTC Markets Group, Inc.), or (ii) if the Common Stock is not listed on a trading market (other than the OTC Bulletin Board or the OTC QB, OTC QX or OTC Pink tier of the OTC Markets Group, Inc.), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any trading market (other than the OTC QB, OTC QX or OTC Pink tier of the OTC Markets Group, Inc.), a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC QB, OTC QX or OTC Pink tier of the OTC Markets Group, Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

d.	If the Company shall fail for any reason or for no reason to issue to a Purchaser a book-entry position or a certificate not bearing the legend set forth in Section 6b within three (3) Trading Days after receipt by the Company and the Transfer Agent of all documents necessary for the removal of the legend as set forth in Section 6c at a time at which such removal is not prohibited under applicable law (the “Deadline Date”) (such certificate, the “Unlegended Certificate”), then, in addition to all other remedies available to such Purchaser, if on or after the Trading Day immediately following such three (3) Trading Day period, such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares of Common Stock to be represented by the Unlegended Certificate that such Purchaser anticipated receiving from the Company without any restrictive legend as a result of such Purchaser’s full compliance with Section 6c (a “Buy-In”), then the Company shall, within three (3) Trading Days after such Purchaser’s request and in such Purchaser’s sole discretion, either (i) pay cash to the Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such Unlegended Certificate representing such number of shares of Common Stock so purchased (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such shares of Common Stock and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of shares of Common Stock, times (b) the closing price of the Common Stock on the Deadline Date as reported by the principal trading market on which the Common Stock is primarily listed or quoted for trading. The Purchaser of shares of Common Stock shall provide the Company written notice indicating the amounts payable to such Purchaser in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.

7.	Conditions to Company’s Obligations at Closing. The Company’s obligation to complete the sale and issuance of the Shares and deliver the Shares to each Purchaser, individually, at each Closing shall be subject to the following conditions to the extent not waived by the Company:

a.	Receipt of Payment. The Company shall have received payment, by certified or other bank check or by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by such Purchaser at such Closing.

b.	Representations and Warranties. The representations and warranties made by the Purchasers in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on such Closing Date with the same force and effect as if they had been made on and as of said date. The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to such Closing Date.

c.	Receipt of Executed Documents. Such Purchaser shall have executed and delivered to the Company the Omnibus Signature Page, the Purchaser Questionnaire and the Selling Stockholder Questionnaire.

d.	Effectiveness of the Merger. The Merger and the related split-off transaction shall have been effected (or is simultaneously effected).

e.	Minimum Offering. The Initial Closing shall be at least for the number of shares of Common Stock in the Minimum Offering at the Purchase Price.

8.	Conditions to Purchasers’ Obligations at Closing. Each Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following conditions to the extent not waived by the Placement Agents on behalf of the Purchasers:

a.	Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of such Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to such Closing Date.

b.	Receipt of Executed Transaction Documents. The Company shall have executed and delivered to the Placement Agents the Registration Rights Agreement and the Escrow Agreement.

c.	Effectiveness of the Merger. The Merger and the related split-off transaction shall have been effected (or is simultaneously effected).

d.	Minimum Offering. The Initial Closing shall be at least for the number of shares of Common Stock in the Minimum Offering at the Purchase Price.

e.	Legal Opinion. Morgan, Lewis & Bockius LLP, counsel to the Company, shall deliver to the Placement Agents an opinion addressed to the Purchasers, dated as of such Closing Date, in form and substance reasonably acceptable to the Purchasers.

f.	Certificate. The Chief Executive Officer of the Company shall execute and deliver to the Placement Agents a certificate addressed to the Purchasers to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of such Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 8.

g.	Good Standing. The Company and each of its subsidiaries is a corporation or other business entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.

h.	OTC Markets Approval. The Company shall be quoted on either the OTC QX or OTC QB.

i.	Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

j.	No Suspension. No suspension of trading shall have been imposed by the OTC QB, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.

k.	Lock-up Agreements. Each of the lock-up agreements, duly executed by the persons listed on Exhibit B hereto, in the form attached as Exhibit C hereto shall have been delivered to the Placement Agents on behalf of the Purchasers.

l.	Delivery of Draft of Super 8-K. A substantially complete draft of the Super 8-K, including audited financial statements of Valeritas for the years ended December 31, 2014 and 2015 and interim unaudited financial statements and pro forma financial statements have been delivered to the Placement Agents on behalf of the Purchasers.

m.	Debt Restructuring. Valeritas’s debt conversion and restructuring described as described in Schedule 4c shall have been completed.

9.	Indemnification.

a.

The Company agrees to indemnify and hold harmless the Purchaser, and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Company of any covenant or agreement made by the Company, contained herein or in any other any other Disclosure Materials; provided, however, that the Company will not be liable in any such case to the extent and only to the extent that any such loss, liability, claim, damage, cost, fee or expense arises out of or is based upon the inaccuracy of any representations made by such indemnified party in this Agreement, or the failure of such indemnified party to comply with the covenants and agreements contained in Section 7. The liability of the Company under this paragraph shall not exceed the total Purchase Price paid by the Purchaser hereunder, except in the case of fraud.

b.	Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any Action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such Action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such Action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such Action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such Action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the Action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such Action, or (ii) be liable for any settlement of any such Action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such Action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

10.	Revocability; Binding Effect. The subscription hereunder may be revoked prior to the Closing thereon, provided that written notice of revocation is sent and is received by the Company or a Placement Agent at least three (3) Business Days prior to the Closing on such subscription. The Purchaser hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

11.	Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

12.	Third-Party Beneficiary. The Placement Agents shall be the third party beneficiary of the representations and warranties included in this Agreement. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 9 and this Section 12.

13.	Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought to be enforced.

14.	Immaterial Modifications to the Registration Rights Agreement. The Company and the Placement Agents may, at any time prior to the initial Closing, amend the Registration Rights Agreement if necessary to clarify any provision therein, without first providing notice or obtaining prior consent of the Purchaser.

15.	Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iv) when sent, if by e-mail, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (v) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

(a)	if to the Company, at

Valeritas Holdings, Inc.

750 Route 202 South, Suite 600

Bridgewater, NJ 08807

Attention: Chief Executive Officer

Facsimile: 908-927-9927

E-mail: JTimberlake@valeritas.com

with copies (which shall not constitute notice) to:

CKR Law LLP

1330 Avenue of the Americas

New York, NY 10019

Attention: Barrett S. DiPaolo

Facsimile: +1-212-259-8200

E-mail: bdipaolo@ckrlaw.com

and

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, NJ 08540-6241

Attention: Emilio Ragosa

Facsimile: 609-919-6701

Email: eragosa@morganlewis.com,

or

(b)	if to the Purchaser, at the address set forth on the Omnibus Signature Page hereof.

(or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 15). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

16.	Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser, and the transfer or assignment of the Shares shall be made only in accordance with all applicable laws.

17.	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

18.	Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

a.	Arbitration shall be final and binding on the parties.

b.	The parties are waiving their right to seek remedies in court, including the right to a jury trial.

c.	Pre-arbitration discovery is generally more limited and different from court proceedings.

d.	The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

e.	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

f.	All controversies which may arise between the parties concerning this Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority in New York City, New York. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them. The prevailing party, as determined by such arbitrators, in a legal proceeding shall be entitled to collect any costs, disbursements and reasonable attorney’s fees from the other party. Prior to filing an arbitration, the parties hereby agree that they will attempt to resolve their differences first by submitting the matter for resolution to a mediator, acceptable to all parties, and whose expenses will be borne equally by all parties. The mediation will be held in the County of New York, State of New York, on an expedited basis. If the parties cannot successfully resolve their differences through mediation within sixty (60) days from the receipt of the written notice of a matter from the notifying party, the matter will be resolved by arbitration. The arbitration shall take place in the County of New York, State of New York, on an expedited basis.

19.	Form D; Blue Sky Qualification. The Company agrees to timely file a Form D with respect to the Securities and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at such Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

20.	Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

21.

Securities Laws Disclosure; Publicity. By 9:00 a.m., New York City time, on the trading day immediately following the execution of this Agreement, the Company shall issue a press release (the “Press Release”) disclosing all material terms of the Offering. Within the time required by the Exchange Act, the Company will file the Super 8-K (and including as exhibits to such Super 8-K, the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement)). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or filing with the SEC (other than the Registration Statement) or any regulatory agency or principal trading market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the SEC or (ii) to the extent such disclosure is required by law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this sub-clause (ii) from and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release unless a Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 21, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of such transactions).

22.	Non-Public Information. Except for information (including the terms of this Agreement and the transactions contemplated hereby) that will be disclosed in the Super 8-K and filed with the SEC within four (4) Business Days of the Initial Closing, the Company shall not and shall cause each of its officers, directors, employees and agents, not to, provide any Purchaser with any material, non-public information regarding the Company without the express written consent of such Purchaser.

23.	Anti-Dilution. If within six (6) months after the Initial Closing of the Offering the Company shall issue Additional Shares of Common Stock (as defined below) for a consideration per share, or with an exercise or conversion price per share, less than the Purchase Price (adjusted proportionately (or if it cannot be adjusted proportionately, then equitably) for any event described in clause (iii) of the following paragraph occurring after the first Closing of the Offering) (the “Lower Price”), the Purchaser shall be entitled to receive from the Company (for no additional consideration) additional Shares in an amount such that, when added to the number of shares of Common Stock initially purchased by the Purchaser in the Offering and still held by such Purchaser at the time of the dilutive issuance (the “Held Shares”), will equal the number of shares of Common Stock that such Purchaser’s aggregate Purchase Price for the Held Shares would have purchased at the Lower Price. Holders of a majority of the then Held Shares may waive the anti-dilution rights of all Purchasers with respect to a particular issuance by the Company.

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company after the Initial Closing of the Offering (including without limitation any shares of Common Stock issuable upon conversion or exchange of any convertible securities or upon exercise of any option, warrant or other right, on an as-converted or as-exercised basis, as of the date of issuance of such security, option, warrant or right), other than: (i) shares of Common Stock issued or issuable upon conversion or exchange of any convertible securities or exercise of any options or warrants outstanding as of immediately following the Merger and the initial Closing; (ii) shares of Common Stock issued or issuable upon exercise of the Placement Agent Warrants; (iii) shares of Common Stock issued in a Subsequent Closing; (iv) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock relating to any recapitalization, reclassification or reorganization of the capital stock of the Company or otherwise, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction effected in such a way that there is no change of control of the Company; (v) shares of Common Stock issued or issuable pursuant to the acquisition of another entity or business by the Company by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture or technology license agreement, but not including a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (vi) shares of Common Stock issued or issuable to officers, directors and employees of, or consultants to, the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors, or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement; and (vii) securities issued to financial institutions, institutional investors or lessors in connection with credit arrangements, equipment financings, lease arrangements or similar transactions, in the aggregate not exceeding ten percent (10%) of the number of shares of Common Stock outstanding at any time, and in case of clauses (iv) through (vii) above, such issuance is approved by a majority of disinterested directors of the Company and includes no “death spiral” provision of any kind.

24.	Miscellaneous.

a.	This Agreement, together with the Registration Rights Agreement and any confidentiality agreement between the Purchaser and the Company, constitute the entire agreement between the Purchaser and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

b.	The representations and warranties of the Company and the Purchaser made in this Agreement shall survive the execution and delivery hereof and delivery of the Shares.

c.	If the Shares are certificated and any certificate or instrument evidencing any Shares or Placement Agent Warrants is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares or Placement Agent Warrants. If a replacement certificate or instrument evidencing any Shares or Placement Agent Warrants is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

d.	Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

e.

This Agreement may be executed in one or more original or facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in pdf format shall be deemed to be their original signatures for all purposes.

f.	Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

g.	Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

h.	The Purchaser understands and acknowledges that there may be multiple Closings for the Offering.

i.	The Purchaser hereby agrees to furnish the Company such other information as the Company may request prior to the Closing with respect to its subscription hereunder.

25.	Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement. Accordingly, pursuant to the terms and conditions of this Agreement and the Registration Rights Agreement, it is hereby agreed that the execution by the Purchaser of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

26.	Public Disclosure. Neither the Purchaser nor any officer, manager, director, member, partner, stockholder, employee, Affiliate, affiliated person or entity of the Purchaser shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval. The Company has the right to withhold such approval in its sole discretion.

27.	Potential Conflicts. The Placement Agents, their sub-agents, legal counsel to the Company or Valeritas and/or their respective Affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the      day of             , 2016.

VALERITAS HOLDINGS, INC.

By:
	Name:	John Timberlake
	Title:	Chief Executive Officer

Annex A

How to subscribe for Shares in the private offering of

Valeritas Holdings, Inc.

(f/k/a Cleaner Yoga Mat, Inc.):

1.	Date and Fill in the number of Shares being purchased and complete and sign the Omnibus Signature Page.

2.	Initial the Accredited Investor Certification in the appropriate place or places.

3.	Complete and sign the Investor Profile.

4.	Complete and sign the Anti-Money Laundering Information Form.

5.	Fax or email all forms and then send all signed original documents to:

CKR LAW LLP

1330 Avenue of the Americas

New York, NY 10019

Facsimile Number: (212) 259-8200

Telephone Number: (212) 259-7300

Attn: Kathleen L. Rush

E-mail Address: krush@CKRlaw.com

6.	If you are paying the Purchase Price by check, a certified or other bank check for the exact dollar amount of the Purchase Price for the number of Shares you are purchasing should be made payable to the order of “Delaware Trust Company, as Escrow Agent for Valeritas Holdings, Inc., Acct. # 79-2652” and should be sent directly to Delaware Trust Company, 2711 Centerville Road, One Little Falls Centre, Wilmington, DE 19808, Attn: Alan R. Halpern.

Checks take up to five (5) business days to clear. A check must be received by the Escrow Agent at least six (6) business days before the closing date.

7.	If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price for the number of Shares you are purchasing according to the following instructions:

Bank:	PNC Bank 300 Delaware Avenue Wilmington, DE 19899
ABA Routing #:	031100089
SWIFT CODE:	PNCCUS33
Account Name:	Delaware Trust Company
Account #:	5605012373
Reference:	“FFC: Valeritas Holdings, Inc. Escrow Acct. # 79-2652 – [INSERT SUBSCRIBER’S NAME]”
Delaware Trust Contact:	Alan R. Halpern

Thank you for your interest,

Valeritas Holdings, Inc.

Valeritas Holdings, Inc. (f/k/a Cleaner Yoga Mat, Inc.)

OMNIBUS SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of                  ,1 2016 (the “Subscription Agreement”), between the undersigned, Valeritas Holdings, Inc. (f/k/a Cleaner Yoga Mat, Inc.), a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in or substantially in the form furnished to the undersigned, and (iii) purchase the Shares of the Company’s securities as set forth in the Subscription Agreement and below, hereby agrees to purchase such Shares from the Company and further agrees to join the Subscription Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations and Warranties of the Purchaser” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.

IN WITNESS WHEREOF, the Purchaser hereby executes this Agreement and the Registration Rights Agreement.

Dated:              , 2016

	X	$5.00	=	$
Number of Shares		Purchase Price per Share		Total Purchase Price

SUBSCRIBER (individual)	SUBSCRIBER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

[1]	Will reflect the Closing Date. Not to be completed by Purchaser.

Valeritas Holdings, Inc. (f/k/a Cleaner Yoga Mat, Inc.)

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial	I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial	I have had an annual gross income for the past two (2) years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial	I am a director or executive officer of Valeritas Holdings, Inc.

For Non-Individual Investors (Entities) (all Non-Individual Investors must INITIAL where appropriate):

Initial	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above (in which case each such person must complete the Accreditor Investor Certification for Individuals above as well the remainder of this questionnaire).

Initial	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5 million and was not formed for the purpose of investing the Company.

Initial	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial	The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial	The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

Valeritas Holdings, Inc. (f/k/a Cleaner Yoga Mat, Inc.)

Investor Profile

(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth:	Marital Status:
Joint Party Date of Birth:	Investment Experience (Years):
Annual Income:	Liquid Net Worth:

Net Worth*:

Tax Bracket:	15% or below	25% - 27.5%	Over 27.5%

Home Street Address:

Home City, State & Zip Code:

Home Phone:	Home Fax:	Home Email:

Employer:

Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone:	Bus. Fax:	Bus. Email:

Type of Business:

Outside Broker/Dealer:

Section B – Certificate Delivery Instructions

Please deliver certificate to the Employer Address listed in Section A.
Please deliver certificate to the Home Address listed in Section A.
Please deliver certificate to the following address:

Section C – Form of Payment – Check or Wire Transfer

Check payable to Delaware Trust Company, as Escrow Agent for Valeritas Holdings, Inc., ACCT# 79-2652
Wire funds from my outside account according to Section 2(b) of the Subscription Agreement.
The funds for this investment are rolled over, tax deferred from within the allowed sixty (60) day window.

Please check if you are a FINRA member or Affiliate of a FINRA member firm:

Investor Signature	Date

*	For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM

The following is required in accordance with the AML provision of the USA PATRIOT ACT.

(Please fill out and return with requested documentation.)

INVESTOR NAME:

LEGAL ADDRESS:

SSN# or TAX ID# OF INVESTOR:

YEARLY INCOME:

NET WORTH:	*

*	For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

INVESTMENT OBJECTIVE(S) (FOR ALL INVESTORS):

ADDRESS OF BUSINESS OR OF EMPLOYER:

FOR INVESTORS WHO ARE INDIVIDUALS: AGE:

FOR INVESTORS WHO ARE INDIVIDUALS: OCCUPATION:

FOR INVESTORS WHO ARE ENTITIES: TYPE OF BUSINESS:

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.	Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card

(Circle one or more)

2.	If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Certificate of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other

(Circle one or more)

Signature:

Print Name:

Title (if applicable):

Date:

DISCLOSURE SCHEDULE

TO THE

SUBSCRIPTION AGREEMENT

by and among

VALERITAS HOLDINGS, INC.

and

THE PURCHASERS PARTY THERETO

This is the Disclosure Schedule (the “Disclosure Schedule”) to the Subscription Agreement (the “Subscription Agreement”) executed by each purchaser (collectively the “Purchasers”) in connection with the private placement offering by Valeritas Holdings, Inc. (f/k/a Cleaner Yoga Mat, Inc.), a Delaware corporation (the “Company”), of a minimum of $25,000,000 and a maximum of $40,000,000 of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), plus up to an additional $10,000,000 of shares of Common Stock to cover over-subscriptions.

To the extent that any representation or warranty contained in the Subscription Agreement is limited or qualified by the materiality of the matters to which the representation or warranty is given, the inclusion of any matter in this Disclosure Schedule does not constitute a determination that such matters are material. Nothing in this Disclosure Schedule constitutes an admission of any liability or obligation of the Company or the Purchasers to any third party.

The representations and warranties set forth in the Subscription Agreement shall be modified by the exceptions, limitations, clarifications and other matters set forth in this Disclosure Schedule. Any fact or matter discussed in one or more of the items in any section of this Disclosure Schedule shall be deemed to be disclosed for purposes of all other representations and warranties in the Subscription Agreement, whether or not specifically cross-referenced, to the extent the relevance is reasonably apparent from the disclosure. Unless otherwise specified herein, capitalized terms set forth herein shall have the meanings ascribed to them in the Subscription Agreement.

Schedule 4a

Subsidiaries

The Company’s only subsidiary is Valeritas, Inc., a Delaware corporation.

Schedule 4c

Pro Forma Capitalization1

For purposes of this Disclosure Schedule, the term “Issuer” shall mean the Company, and the term “Valeritas” shall have the meaning as provided in the Subscription Agreement.

Minimum Offering
			Actual		Fully Diluted
			Shares	% Ownership	Shares	% Ownership
Valeritas Stockholders			6,600,000	52.4%	6,600,000	42.1%
Offering Shares	@	$5.00
Existing Valeritas Investors[2]			4,000,000	31.7%	4,000,000	25.5%
New Investors			1,000,000	7.9%	1,000,000	6.4%
Placement Agent Warrants	@	$5.00			8,000	0.5%
Issuer Pre-Merger Stockholders			1,000,000	7.9%	1,000,000	6.4%
Equity Incentive Plan					3,000,000	19.1%

Total			12,600,000	100.0%	15,680,000	100.0%

Maximum Offering plus Over-Subscription Option
			Actual		Fully Diluted
			Shares	% Ownership	Shares	% Ownership
Valeritas Stockholders			6,600,000	37.5%	6,600,000	31.3%
Offering Shares	@	$5.00
Existing Valeritas Investors[3]			4,000,000	22.7%	4,000,000	19.0%
New Investors[4]			6,000,000	34.1%	6,000,000	28.5%
Placement Agent Warrants	@	$5.00			480,000	2.3%
Issuer Pre-Merger Stockholders			1,000,000	5.7%	1,000,000	4.7%
Equity Incentive Plan					3,000,000	14.2%

Total			17,600,000	100.0%	21,080,000	100.0%

[1]	Assumes no exercise of the Issuer’s counsel’s option to receive up to 50% of its fees and expenses relating to the transactions in Common Stock.
[2]	Assumes participation of $20,000,000 from existing Valeritas investors in $30,000,000 Offering with no sales pursuant to Over-Subscription Option and a closing on or before April 29, 2016.
[3]	Assumes participation of $20,000,000 from existing Valeritas investors.
[4]	Assumes participation of $30,000,000 from new investors, including the $10,000,000 Over-Subscription Option.

Schedule 4c(i)

Preemptive Rights

None.

Schedule 4c(ii)

Options, Warrants, Other Stock Rights

Certain options and restricted stock to be issued pursuant to the 2016 Incentive Compensation Plan of Valeritas Holdings, Inc.

Schedule 4c(iii)

Indebtedness

Immediately prior to the Closing Date, Valeritas has outstanding a principal amount of $50 million of senior indebtedness held by Capital Royalty Group and certain of its affiliates (collectively, “CRG”) pursuant to an Amended and Restated Term Loan Agreement by and between Valeritas and CRG dated as of August 5, 2014 by (as amended, restated or supplemented from time to time, the “Term Loan Agreement”), and a principal amount of $5 million of subordinated indebtedness held by WCAS Capital Partners IV, L.P. (“WCAS”), an affiliate of Welsh, Carson, Anderson & Stowe, pursuant to a Note issued by Valeritas to WCAS, dated September 8, 2011, as amended by Amendment No. 1 to Note dated as of May 24, 2013 (as further amended, restated or supplemented from time to time, the “WCAS Note”).

Accrued interest, fees and expenses on the principal indebtedness held by CRG pursuant to the Term Loan Agreement and by WCAS pursuant to the WCAS Note as of April 29, 2016 will be $16,574,604.12 (the “CRG Interest”) and $2,075,662.72 (the “WCAS Interest”), respectively, for a total amount of $18,650,266.84. Pursuant to negotiations with CRG and WCAS, immediately prior to the Merger, CRG has agreed to convert $5,812,323.91 of the CRG Interest into common stock of Valeritas, at a price equal to $1.25 per share, which would result in Valeritas issuing 4,649,859 shares of common stock of Valeritas to CRG, and CRG and WCAS have agreed to convert $10,762,280.21 of the CRG Interest and $2,075,662.72 of the WCAS Interest into shares of Series AB Preferred Stock of Valeritas, at a price equal to $1.25 per share, which would result in Valeritas issuing 8,609,824 and 1,660,530 shares of Series AB Preferred Stock to CRG and WCAS, respectively. Thereafter, upon the closing of the Merger, the shares of Series AB Preferred Stock will be exchanged for stock in the Company and all common stock and preferred stock of Valeritas will be cancelled for no consideration. Each share of Series AB Preferred Stock outstanding immediately prior to the Closing Date will be converted into the right to receive 0.23856 shares of Company common stock.

The outstanding principal indebtedness held by CRG under the Term Loan Agreement will remain outstanding following the Merger in accordance with the following terms (the “Revised Term Loan”):

•	The amount of the Revised Term Loan shall be the current $50.0 million outstanding principal indebtedness.

•	The Revised Term Loan shall mature on the twentieth (20th) quarterly payment date following the closing date of the Merger (the “Maturity Date”). Principal, inclusive of all accrued paid-in-kind interest, on the Revised Term Loan will amortize in a single bullet payment on the Maturity Date.

•	Interest on the Revised Term Loan will accrue at a rate of eleven percent (11%) per annum paid quarterly (on March 31, June 30, September 30, and December 31). Interest shall be payable, at the Company’s option, as eight percent (8%) cash interest and three percent (3%) paid in-kind interest; provided, however, that before the eighth (8th) quarterly payment date, interest shall be payable, at the Company’s option, in its entirety as paid-in-kind interest. All cash interest shall otherwise be paid quarterly. During any period in which an event of default has occurred and is continuing, the interest rate shall increase by four percent (4%) per annum and be payable entirely in cash.

•	The Revised Term Loan shall be secured by a first priority security interest and right of payment in all of the Company’s global assets, accounts and proceeds now existing or to be acquired. The Revised Term Loan shall be guaranteed on a secured basis by the Company.

•	To permit the Merger, all existing defaults under the Term Loan Agreement shall be permanently waived.

•	The Company may, at its option, repay the Revised Term Loan in whole or in part without any penalty or prepayment fees.

•	The Revised Term Loan includes only one operating covenant, which requires that the Company maintains an end-of-day cash balance greater than $5 million. The only other covenants are those usual and customary for this type of transaction.

The outstanding principal indebtedness held by WCAS under the WCAS Note will remain outstanding following the Merger in accordance with the following terms (the “Amended WCAS Note”):

•	The Amended WCAS Note will mature on September 8, 2021 (the “WCAS Note Maturity Date”). Principal, inclusive of all accrued paid-in-kind interest, on the Amended WCAS Note will amortize in a single bullet payment on the WCAS Note Maturity Date.

•	The Amended WCAS Note shall accrue interest at a rate of ten percent (10%) per annum payable entirely as paid-in-kind interest.

•	WCAS’s right to payment under the Amended WCAS Note shall be subject to CRG’s payment of the Revised Term Loan pursuant to a subordination agreement by and between WCAS and CRG.

•	To permit the Merger, all existing defaults under the WCAS Note shall be permanently waived.

Schedule 4c(iv)

Agreements to Register Securities

None.

Schedule 4c(vi)

Anti-Dilution Rights

None.

Schedule 4e

Required Notices and Consents

None.

Schedule 4f

Litigation

None.

Schedule 4k

Intellectual Property

The Company has been unable to locate the assignments to BioValve Technologies, Inc. for the following expired provisional patent applications, although all inventor assignments have been obtained with respect to all issued patents:

Application Number	Inventor Name
60/250,409	Peter F. Marshall
60/250,927	Peter F. Marshall
60/250,408	Peter F. Marshall
60/250,403	Peter F. Marshall
60/250,422	Peter F. Marshall
60/250,413	Peter F. Marshall

Schedule 4n

Title to Personal Property and Assets

The Revised Term Loan shall be secured by a first priority security interest and right of payment in all of the Company’s global assets, accounts and proceeds now existing or to be acquired. The Revised Term Loan shall be guaranteed on a secured basis by the Company.

Schedule 4r

Rights of First Refusal

None.

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

LOCK-UP AGREEMENT SIGNATORIES

•	Capital Royalty Partners II L.P.

•	Capital Royalty Partners II - Parallel Fund “A” L.P.

•	Parallel Investment Opportunities Partners II L.P.

•	Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P.

•	Capital Royalty Partners II (Cayman) L.P.

•	John Timberlake

•	Mark Conley

•	Geoff Jenkins

•	Matthew Nguyen

•	Montrose Capital Limited

EXHIBIT C

FORM OF LOCK-UP AGREEMENT